EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186
Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

Vista Gold Corp. Enters Into An Agency Agreement
For The Sale Of Up To 8,000,000 Shares Of Midas Gold Corp.

Denver, Colorado, February 25,  2015  -  Vista Gold Corp. (TSX & NYSE MKT: VGZ) (“Vista” or the “Company”) today announced that it executed an agency agreement with an agent (the “Agent”) and Vista’s wholly owned subsidiary, Vista Gold U.S. Inc. (“Vista US”), under which the Agent has arranged to sell up to 8,000,000 common shares of Midas Gold Corp. (“Midas”) held by Vista US (the “Midas Shares”) at  a price of Cdn$0.46 per Midas Share for aggregate gross proceeds of up to Cdn$3,680,000 (the “Sale”).  A portion of the Midas Shares may be sold pursuant to a finder’s agreement between Vista US and a finder (the “Finder”) on the same offering terms.  In consideration for the services to be provided by the Agent, and if applicable, the Finder, in connection with sale of the Midas Shares, the Agent or the Finder (as applicable) will receive a cash fee equal to 4% of the gross proceeds from the sale of the Midas Shares.

Vista and Vista US have agreed that following the closing of the Sale, they will not sell any of their remaining shares of Midas for a period of 6 months following closing.

Vista currently holds, directly and indirectly through Vista US, an aggregate of 15,802,615 common shares of Midas, representing 11.2% of the outstanding common share of Midas.  Following the sale of the Midas Shares, Vista’s holding would be reduced to 7,802,615 common shares of Midas, representing 5.5% of the outstanding common shares of Midas.

The securities described herein have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) or the securities laws of any state of the United States and may not be offered or sold absent such registration or pursuant to an exemption from such registration requirements.  This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein in the United States.

About Vista Gold Corp.

Vista’s principal asset is its flagship Mt Todd gold project in Northern Territory, Australia.  Upon completion of the Sale we  will also hold 5.5%  of the outstanding common shares of Midas,  non-core projects in Mexico and the United States and royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

For further information, please contact Connie Martinez at (720) 981-1185.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws.  All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future include completion of the sale of all or a portion of the Midas Shares, the gross proceeds that Vista may raise through the sale of the Midas Shares, the number of common shares of Midas that Vista would hold upon the completion of the sale of all of the Midas Shares and the interest in Midas that holding represents and other such matters are forward-looking statements and forward-looking information The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: permitting conditions in Mexico, compliance by our partners of their contractual obligations, track record and ability of our partners, our approved business plans, exploration and assay results, mineral resource and reserve estimates and results of preliminary economic assessments, pre-feasibility studies and feasibility studies on our projects, if any.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,”  “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, uncertainty of the completion and size of the Sale, risks associated with market conditions, resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; risks related to our partners and the geopolitical environment in which they carry on business; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed on March 17, 2014 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

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